
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)              FEBRUARY 26, 1999



                    THE SOURCE INFORMATION MANAGEMENT COMPANY
             (Exact name of Registrant as specified in its charter)



                                    MISSOURI
                 (State or Other Jurisdiction of Incorporation)

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
        0-26238                              43-1710906
(Commission File Number)           (IRS Employer Identification No.)

11644 LILBURN PARK ROAD, ST. LOUIS, MISSOURI               63146
  (Address of principal executive offices)               (Zip Code)
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                                 (314) 995-9040
              (Registrant's telephone number, including area code)



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 26, 1999, Registrant, through a wholly-owned subsidiary, acquired substantially all of the assets and assumed certain liabilities of Chestnut Display Systems, Inc., a Pennsylvania corporation, and Chestnut Display
Systems (North), Inc., a Pennsylvania corporation (collectively, "Chestnut"), for approximately $3,644,529 in cash and 285,714 shares of Registrant's Common
Stock pursuant to an Asset Purchase Agreement. The purchase consideration may be increased based upon the performance of Chestnut in each of the fiscal years ending January 31, 2000 and January 31, 2001. Any such increase shall be payable
50% in shares of Registrant's Common Stock and 50% in cash. In no event shall the total purchase consideration exceed $9,500,000. The purchase price was determined by arm's length negotiations between the parties. All shares of Common Stock issued pursuant to the Chestnut acquisition are subject to a one-year lock-up agreement with the Registrant. Funds for the Chestnut acquisition were provided by Registrant's existing $25 million credit facility with Wachovia Bank, N.A. Chestnut designs and manufactures in-store merchandising units and point-of-purchase displays for retail store chains.
Registrant presently intends to continue operating the Chestnut business. Other than in connection with the acquisition, Chestnut has not had any material relationship with Registrant or any of its affiliates, any director or officer of Registrant or any associate of any such director or officer.

         Also on February 26, 1999, Registrant, through a wholly-owned subsidiary, acquired substantially all the assets and assumed certain liabilities of MYCO, Inc., an Illinois corporation and RY, Inc., an Illinois corporation (collectively, "MYCO"), for $12,000,000 in cash and 134,615 shares of Registrant's Common Stock. In addition, Registrant repaid approximately
$1,500,000 of MYCO debt at closing and assumed MYCO's obligations with respect to the outstanding $4,000,000 principal amount of City of Rockland, Illinois
Industrial Project Revenue Bonds, Series 1995. The wholly-owned subsidiary through which Registrant acquired MYCO entered into a Reimbursement Agreement with Wachovia Bank, N.A. pursuant to which the Bank issued its Letter of Credit to secure the Bonds. The Common Stock portion of the consideration may be increased by an aggregate of not more than 250,000 shares based upon the performance of MYCO in the 12 month period following the closing. The purchase price was determined by arm's length negotiations between the parties. Funds for the acquisition were provided by Registrant's existing $25 million credit facility with Wachovia Bank, N.A. MYCO designs and manufactures in-store merchandising units and point- of-purchase displays for retail store chains.
Registrant presently intends to continue operating the MYCO business. Other than in connection with the acquisition, MYCO has not had any material relationship with Registrant or any of its affiliates, any director or officer of Registrant or any associate of any such director or officer.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired.

         At present, it is impractical for Registrant to provide required financial statements for the Chestnut and MYCO businesses, but such financial statements will be filed by an amendment to this report within 60 days after the required time for filing for this report.


         (b) Pro forma financial information.

         At present, it is impractical for Registrant to provide required pro forma financial information for the Chestnut and MYCO businesses, but such financial information will be filed by an amendment to this report within 60 days after the required time for filing for this report.

         (c) Exhibits.

         See Exhibit Index attached hereto and incorporated herein by reference.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE SOURCE INFORMATION
                                            MANAGEMENT COMPANY



Date:         March 11, 1999                By:     /s/ W. Brian Rodgers
      _______________________________           ____________________________.
                                                     W. Brian Rodgers
                                                     Chief Financial Officer

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                                  EXHIBIT INDEX

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
EXHIBIT NO.       EXHIBIT
1.                Omitted - inapplicable

2.1 Asset Purchase Agreement, dated as of February 1, 1999, by and among Registrant, Chestnut Display Systems, Inc. and Chestnut
                  Display Systems (North), Inc., plus identification of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

2.2 Asset Purchase Agreement, dated as of February 26, 1999, by and among Registrant, MYCO, Inc. and RY, Inc., plus identification of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

2.3               Amendment to Asset Purchase Agreement, dated as of February 26, 1999, by and among Registrant, MYCO, Inc. and RY, Inc.

4.                Omitted - inapplicable.

16.               Omitted - inapplicable.

17.               Omitted - inapplicable.

20.               Omitted - inapplicable.

23.               Omitted - inapplicable.

24.               Omitted - inapplicable.

27.               Omitted - inapplicable.

99.               Omitted - inapplicable.
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